Exhibit 99.2

Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties acquired from
Samson Contour Energy E&P, LLC

Immediately prior to the closing of the acquisition of Tchefuncte Natural Resources, LLC (“TNR”) by Mesa Energy, Inc. (“MEI”), TNR completed the acquisition of properties in four fields in south Louisiana (the “Samson Properties”) from Samson Contour Energy E&P, LLC (“Samson”).

Following are the audited statements of revenues and direct operating expenses of the Samson Properties for the years ended December 31, 2010 and 2009 and the unaudited interim statements of revenues and direct operating expenses for the six month periods ended June 30, 2011 and 2010. Complete financial and operating information related to the Samson Properties, including balance sheet and cash flow information, are not presented because the Samson Properties were maintained as assets and not separate companies in the accounting records of Samson; therefore, the assets, liabilities, indirect operating costs and other expenses applicable to the operations were not allocated to the properties acquired.

Report of Independent Registered Public Accounting Firm	2
Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties acquired from Samson Contour Energy E&P, LLC for the years ended December 31, 2010 and 2009 (Audited) and for the Six Months Ended June 30, 2011 and 2010 (Unaudited)	3
Notes to Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties acquired from Samson Contour Energy E&P, LLC	4
Supplementary Financial Information — Supplemental Oil and Gas Disclosures	6

Report of Independent Registered Public Accounting Firm

To the Shareholders of:
Mesa Energy Holdings, Inc.
Dallas, Texas

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties acquired from Samson Contour Energy E&P, LLC of working interests ("Samson Properties") for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of Mesa Energy Holdings, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Mesa Energy Holdings, Inc.’s Form 8-K/A and are not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties described above for the years ended December 31, 2010 and 2009, in conformity with accounting principles generally accepted in the United States.

/s/GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

January 10, 2012

Mesa Energy Holdings, Inc.
Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties acquired from
Samson Contour Energy E&P, LLC

	Year Ended December 31,		Six Months Ended June 30,
	2010	2009	2011	2010
			(Unaudited)	(Unaudited)
Revenues	$6,464,209	$7,577,324	$3,015,314	$3,553,785
Direct operating expenses	3,035,631	4,232,751	1,096,794	1,551,098
Revenues in excess of direct operating expenses	$3,428,578	$3,344,573	$1,918,520	$2,002,687

See accompanying notes to the statements of revenues and direct operating expenses.

Mesa Energy Holdings, Inc.
Notes to Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties acquired from Samson Contour Energy E&P, LLC

1. Properties Acquired

Properties Acquired

On July 22, 2011, Mesa Energy, Inc. (“MEI”), a wholly-owned subsidiary of Mesa Energy Holdings, Inc. (“Mesa”), completed the acquisition of Tchefuncte Natural Resources, LLC (“TNR”).  Immediately prior to the acquisition of TNR, on July 22, 2011, TNR completed the acquisition of properties in four fields in south Louisiana (the “Samson Properties”) from Samson Contour Energy E&P, LLC (“Samson”) for a total purchase price, net of post-closing adjustments, of $4,936,231.  TNR used net cash of $5,671,525 from MEI’s Loan Agreement with The F&M Bank & Trust Company to fund the initial purchase price for the Samson Properties of $5,071,525 and to fund $600,000, representing a portion of the obligations for the Site Specific Trust Accounts (“SSTAs”), for plugging liability on wells owned and operated by Samson.  TNR received a post-closing payment from Samson of $735,294 for adjustments to the purchase price resulting in a net purchase price of $4,936,231.

In addition, MEI provided letters of credit in the aggregate amount of $4,704,037 pursuant to the Loan Agreement, which were used to replace letters of credit in place by TNR and Samson for existing SSTAs as well as to provide additional, newly created SSTAs.  TNR recorded the purchase price as follows:

Assets acquired:
Oil and gas properties	$5,808,284
Site Specific Trust Account deposit	600,000
Total assets received	6,408,284

Liabilities acquired:
Present value of asset retirement obligations	(1,472,053)

Net assets acquired	$4,936,231

The Samson Properties consist of various working interests in 16 producing wells, 43 non-producing wells and 5 salt water disposal wells in the Valentine, Larose, Manilla Village and Bay Batiste Fields in Larouche and Plaquemines Parishes, Louisiana.  Of the wells purchased, TNR will, on an interim basis, operate 49 wells until operations can be transferred to Mesa Gulf Coast, LLC, another subsidiary of Mesa.  Third parties will operate 15 wells.  There are approximately 3,600 net mineral acres held by production in these fields.

2. Basis of Presentation

Basis of presentation

The statements of revenues and direct operating expenses of the oil and gas properties acquired from Samson (the “Samson Properties”), for each of the two years ended December 31, 2010 and 2009 and the unaudited interim statements of revenues and direct operating expenses for the six month periods ended June 30, 2011 and 2010 have been prepared in conformity with accounting principles generally accepted in the United States and in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Complete financial and operating information related to the properties, including balance sheet and cash flow information, are not presented because the properties were maintained as assets and not separate companies in the accounting records of Samson; therefore, the assets, liabilities, indirect operating costs and other expenses applicable to the operations were not allocated to the properties acquired.

The statements of revenues and direct operating expenses for the six months ended June 30, 2011 and 2010 are unaudited but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the revenues and direct operating expenses of the Samson Properties for those periods

The accompanying statements include revenues from sales of oil and natural gas produced and direct lease operating expenses associated with the Samson Properties. Because the Samson Properties were not separate legal entities, the accompanying statements vary from a complete statement of operations in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses that were incurred in connection with the ownership and operation of the Samson Properties including, but not limited to, general and administrative expenses, interest expense, gains and losses on mark-to-market derivative contracts and federal and state income tax expenses. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Samson Properties had they been properties of TNR or MEI due to the differing size, structure, operations and accounting policies of Samson, TNR and MEI. The accompanying statements also do not include provisions for depreciation, depletion, amortization, and accretion, as such amounts would not be indicative of the costs which MEI will incur upon the allocation of the purchase price paid for the Samson Properties. Furthermore, no balance sheet has been presented for the Samson Properties because their historical cost and related working capital balances are not segregated or easily obtainable, nor has information about the Samson Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical statements of revenues and direct operating expenses of the Samson Properties are presented in lieu of the full financial statements required under Item 3-05 of SEC Regulation S-X.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

Oil and gas revenue is recognized upon delivery and passage of title using the sales method for gas imbalances, net of any royalty interests or other profit interests in the produced product.  No material imbalances exist.

Direct operating expenses

Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the Samson Properties. The direct operating expenses include lease operating expenses: electricity, production and ad valorem taxes, gathering and transportation expense, well and surface repair and maintenance expense, well work over costs, salaries of field personnel below the first level supervisor, support services, and equipment, facilities and insurance expense directly related to oil and natural gas production activities associated with the Samson Properties.

Recently issued accounting pronouncements

MEI does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flows.

Subsequent events

MEI has evaluated all transactions from December 31, 2010 through the financial statement issuance date for subsequent event disclosure consideration and has disclosed all necessary transactions.

Supplementary Financial Information
Supplemental Oil and Gas Disclosures
(Unaudited)

Costs incurred

The following table summarizes the costs incurred for each of the two years in the period ended December 31, 2010 attributable to the Samson Properties:

	Year Ended December 31,
	2010	2009
	(in thousands)	(in thousands)

Property acquisition costs	$-	$-
Exploration costs	-	-
Development costs	327	312
	$327	$312

Supplemental reserve information (unaudited)

The following unaudited supplemental reserve information summarizes the net proved reserves of oil and gas and the standardized measure thereof for each of the two years in the period ended December 31, 2010, attributable to the Samson Properties. All of the reserves are located in the United States. Reserves are based upon a reserve report prepared by the independent petroleum engineers of Collarini Associates as of January 1, 2011. Using the reserve report prepared at January 1, 2011, MEI mathematically “rolled back” reserve values to January 1, 2009 using actual sales volumes, prices, severance and production taxes, lease operating expense, and capital costs realized for each month between January 1, 2009 and December 31, 2010 (the “Rollback Data”).  The source of the Rollback Data is Lease Operating Statements received from Samson for the relevant periods.  This roll back of reserve volumes, revenues, taxes, lease operating expenses, and capital costs for 2009 was calculated by adding the sum of the Rollback Data for 2009 and 2010 to the January 1, 2011 volumes and values reported in the reserve report.

Numerous uncertainties are inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner.   The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The Standardized Measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and gas reserves attributable to the Samson Properties.

In December 2008, the SEC issued its final rule, Modernization of Oil and Gas Reporting, which was first effective for reporting 2009 reserve information. In January 2010, the Financial Accounting Standards Board issued its authoritative guidance on extractive activities for oil and gas to align its requirements with the SEC’s final rule. Under the SEC’s final rule, prior period reserves were not restated.

Estimated quantities of oil and natural gas reserves (unaudited)

Proved reserves at December 31, 2010 are set forth below:

	Oil	Gas
	(MBbls)	(MMcf)

Proved Developed Producing	367	1,468
Proved Developed Non-Producing	—	—
Proved Undeveloped	—	—
Total Proved, at December 31, 2010	367	1,468

Proved reserves at December 31, 2009 are set forth below:

	Oil	Gas
	(MBbls)	(MMcf)

Proved Developed Producing	424	1,889
Proved Developed Non-Producing	—	—
Proved Undeveloped	—	—
Total Proved, at December 31, 2009	424	1,889

The following table sets forth certain data pertaining to changes in reserve quantities of the Samson Properties’ proved, proved developed and proved undeveloped reserves for each of the two years in the period ended December 31, 2010.

	Oil	Gas
2010	(MBbls)	(MMcf)

Total proved reserves
Beginning of year	424	1,889
Extensions and discoveries	-	-
Revisions of previous estimates	-	-
Purchases of minerals in place	-	-
Production	(57)	(421)
End of the year proved reserves	367	1,468
End of year proved developed reserves	367	1,468

	Oil	Gas
2009	(MBbls)	(MMcf)

Total proved reserves
Beginning of year	506	2,521
Extensions and discoveries	-	-
Revisions of previous estimates	-	-
Purchases of minerals in place	-	-
Sales of minerals in place	-	-
Production	(82)	(632)
End of the year proved reserves	424	1,889
End of year proved developed reserves	424	1,889

Standardized measure of discounted future net cash flows (unaudited)

The standardized measure of discounted future net cash flows relating to proved crude oil and natural gas reserves is presented below:

	December 31,
	2010	2009
	(in thousands)	(in thousands)
Future cash inflows	$36,874	$42,494
Future production costs	(17,361)	(20,320)
Future development costs	(2,449)	(2,776)
Future income tax expense at 35%	(5,972)	(6,789)
Future net cash flows	11,092	12,609
10% annual discount for estimated timing of cash flows	(2,655)	(3,018)
Standardized measure of discounted future net cash flows	$8,437	$9,591

The standardized measure of discounted future net cash flows (discounted at 10%) from production of proved reserves was developed as follows:

1. An estimate was made as of January 1, 2011, of the quantity of proved reserves and the future periods in which they are expected to be produced based on 2010 year-end economic conditions.

2. In accordance with SEC guidelines, the engineers’ estimates of future net revenues from proved properties and the present value thereof for 2011 are made using the twelve-month average of the first-day-of-the-month reference prices as adjusted for location and quality differentials. Prior years’ estimates were not created.  Instead, the January 1, 2011, reserves were rolled backward to January 1, 2009, by increasing future net cash inflows, future lease operating expense and severance/production taxes by actual revenues, lease operating expenses, production/severance taxes and capital costs.  In addition, projected oil and gas volumes were rolled back to January 1, 2009, from those projected on the January 1, 2011, reserve report by actual volumes associated with oil and gas sales as reported on Samson’s lease operating statements for the Samson Properties.

3. Future income taxes were calculated by applying the statutory federal and state income tax rate to pre-tax future net cash flows, net of MEI’s tax basis of the properties involved.

The principal sources of changes in the standardized measure of the future net cash flows for each of the two years ended December 31, 2010 and  2009, are as follows:

	Year ended December 31,
	2010	2009
	(in thousands)	(in thousands)
Beginning of year	$9,591	$9,715
Sales of oil and gas produced, net of production costs	(3,429)	(3,345)
Net change in prices, net of production costs	394	1,257
Extensions, discoveries and improved recovery	-	-
Revisions of previous estimates	-	-
Purchases of minerals in place	-	-
Sales of minerals in place	-	-
Change in timing of estimated future production	-	-
Previously estimated development costs incurred	-	-
Changes in estimated future development costs	327	312
Accretion of discount	567	687
Change in income tax expense	987	965
End of year	$8,437	$9,591